UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2017

FORCE PROTECTION VIDEO EQUIPMENT CORP.

(Exact name of registrant as specified in its charter)

Florida	000-55519	45-144-3512
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

130 Iowa Lane, Suite 102 Cary, NC 27511
(Address of principal executive offices)

(919) 780-7897
(Registrant=s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

ENTRY INTO A DEFINITIVE AGREEMENT

On October 20, we entered into a Note and Securities Purchase Agreement with Power Up Lending Group, LTD pursuant to which Power Group Lending Croup, LTD agreed to loan the Company $70,000.  The Company received net proceeds of $60,300 on October 25, 2107. As part of the transaction, the Company agreed that the Note would be convertible into its common stock at 61% of the lowest trading price of the previous 20 trading days.

The foregoing descriptions of the Note and Securities Purchase Agreement  are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 respectively, and are incorporated herein by reference.

Item 9.01 Exhibits

Exhibit Number

Description

10.1

Form of Note with Power Up Lending Group, LTD

10.2

Form of Securities Purchase Agreement with Power Up Lending Group, LTD

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            Force Protection Video Equipment Corp.

(Registrant)

By: /s/Paul Feldman
President

Dated:  October 25, 2017

3